                                                                   EXHIBIT 10.11


                                    AGREEMENT


         THIS AGREEMENT entered into as of January 23rd, 1998, by and among ANDALEX RESOURCES, INC., a Delaware corporation with offices at Suite 401, 45 West 1000 South, Sandy, Utah 84070 (hereinafter referred to as the "Transferor"); HOPKINS COUNTY COAL LLC, a Delaware limited liability company with offices at 1205 Nebo Road, P.O. Box 711, Madisonville, Kentucky 42431 (hereinafter referred to as the "Transferee"); WEBSTER COUNTY COAL CORPORATION, a Kentucky corporation with offices at 1951 Barrett Court, Suite 110, Henderson, Kentucky 42420 (hereinafter referred to as the "Guarantor"); and the TENNESSEE VALLEY AUTHORITY, a corporate agency and instrumentality of the United States Government with offices at 1101 Market Street, LP 5G, Chattanooga, Tennessee 37402-2801 (hereinafter referred to as "TVA").

                              W I T N E S S E T H:

         1. WHEREAS, TVA has entered into a Contract for Purchase and Sale of Coal, Contract 95P05-129559, dated January 31, 1995, with the Transferor, herein incorporated by reference, and the term the "Contract" as hereafter used means the above Contract as amended and including modifications thereto hereafter made in accordance with the terms and conditions of such Contract; and

         2. WHEREAS, upon the closing of that certain Agreement for Purchase and Sale of Assets by and among Transferor, Transferor's subsidiary and Transferee (the "Effective Date"), which closing is to take place on or before January 31, 1998 (TVA may, at its option, extend the Effective Date of this Agreement), the Transferor has or will assign, convey, and transfer to the Transferee all its right, title and interest in and to the Contract to Transferee; and

         3. WHEREAS, as of the Effective Date by virtue of said assignment, conveyance, and transfer, the Transferee has or will acquire all of the Transferor's right, title and interest in and to the Contract; and

         4. WHEREAS, by virtue of said assignment, conveyance, and transfer, the Transferee has or will assume all duties and obligations of the Transferor under the Contract from and after the Effective Date; and

         5. WHEREAS, the Transferee is in a position to fully perform the requirements of the Contract and such duties and obligations as may exist thereunder from and after the Effective date; and

         6. WHEREAS, insofar as (i) the Transferor has caused its affiliate to afford TVA a right of set off under the Contract for any liabilities that may accrue or have accrued under the Contract with respect to performance or failure to perform under the Contract prior to the Effective Date of this Agreement and (ii) the Transferee's performance of the Contract will be guaranteed by the Guarantor, it is consistent with TVA's interest to recognize the Transferee as the successor party to the Contract;

         NOW, THEREFORE, in consideration of these premises, on and as of the Effective Date, the parties hereto agree as follows:

         1. The Transferor hereby confirms said assignment, conveyance, and transfer to the Transferee and does hereby release and discharge TVA from, and does hereby waive, any and all claims, demands, and rights against TVA which it now has or may hereafter have in connection with the Contract.

         2. The Transferee hereby assumes, agrees to be bound by, and undertakes to perform each and every one of the terms, covenants, and conditions contained in the Contract first arising from and after the Effective Date.

         3. The Transferee, as to TVA but not the Transferor, hereby waives any objection to all actions heretofore taken by the Transferor with respect to the Contract and such actions shall have the same force and effect as if the action had been taken by the Transferee.

         4. TVA hereby recognizes the Transferee as the Transferor's successor in interest from and after the Effective Date in and to the Contract. The Transferee hereby becomes entitled to all right, title, and interest of the Transferor in and to the Contract in all respects on and after the Effective Date as if the Transferee were the original party to the Contract. The term "contractor" as used in the Contract shall be deemed to refer to the Transferee rather than to the Transferor on and after the Effective Date. The Transferor shall have no further rights, obligations, or liabilities with respect to performance of the Contract first arising on or after the Effective Date.

         5. The Guarantor agrees to guarantee the performance of the Transferee of the Contract. Upon a failure of Transferee to provide coal pursuant to the Contract and in accordance with its terms, which failure is not caused by a force majeure, upon demand by TVA for payment of damages or performance in connection with such failure, Guarantor shall, at its election, either pay such damages or cure Transferee's default by providing coal that complies with the specifications of the Contract from the Guarantor's Dotiki Mine in Webster County, Kentucky to TVA. Payment of damages shall be made within 30 days of receipt of TVA's demand and cure, if elected, shall be commenced within ten business days after receipt of TVA's demand and shall be thereafter diligently prosecuted.

         6. Except as expressly provided herein, nothing in this Agreement shall be construed as a waiver of any rights of TVA against the Transferor with respect to obligations arising under the Contract prior to the Effective Date.

         7. Notwithstanding the foregoing provisions, all payments and reimbursements heretofore made by TVA to the Transferor and all other actions heretofore taken by TVA pursuant to its obligations under the Contract shall be deemed to have discharged pro tanto TVA's obligations under the Contract. TVA shall continue to pay the Transferor after the Effective Date for any coal delivered prior to the Effective Date. All payments and reimbursements made by TVA inadvertently or erroneously after the date of this Agreement in the name of or to the Transferor with respect to performance on or after the Effective Date shall have the same force and effect as if made to said Transferee and shall constitute a complete discharge of TVA's obligations under the Contract, to the extent of the amounts so paid or reimbursed. The Transferor hereby agrees to promptly remit all such amounts to the Transferee.

         8. The Transferor and the Transferee hereby agree that TVA shall not be obligated to pay or reimburse either of them for, or otherwise give effect to, any costs, taxes, or other expenses, or any increases therein, directly or indirectly, arising out of or resulting from (a) said assignment, conveyance, or transfer or (b) this Agreement, other than those which TVA, in the absence of said assignment, conveyance, and transfer, or this Agreement, would have been obligated to pay or reimburse under the terms of the Contract.

         9. TVA hereby agrees, represents and warrants for the benefit of Transferor and Transferee as follows:

               A. The Contract is in full force and effect and has not been amended or modified except as provided in Exhibit B and such modifications are binding on the parties and are a part of the Contract. The attached Exhibit A (the original Contract) and Exhibit B together constitute a true, accurate and complete copy of the Contract.

               B. TVA is not aware of any current default by Transferor pursuant to any provision of the Contract.

               C. TVA is not aware of any act or omission which would with notice or the passage of time constitute a default pursuant to the terms of the Contract.

               D. The assignment of the Contract by the Transferor to the Transferee will not, in and of itself, constitute a default pursuant to the terms of the Contract.

         10. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by first-class, registered, or certified mail, postage prepaid, or sent via overnight courier service, or delivered personally at the addresses in the introduction of this Agreement or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given when mailed and notices sent by overnight courier service shall be deemed given when placed in the hands of a representative of such service.

         11. As between the Transferee and Transferor, this Agreement shall at all times be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to the choice of law principles thereof.

         12. This Agreement, the Contract and a contract supplement effectuating the right of set off described in the sixth recital contain the entire agreement by and among the parties hereto with respect to the subject matter hereof and the Contract, and supersede all prior or contemporaneous representations, understandings or agreements, oral or written between TVA and the Transferor, which pertain to the subject matter hereof, and are not included herein. This Agreement and the Contract contain the entire agreement by and among TVA, the Transferee and the Guarantor with respect to the subject matter hereof and the Contract, and supersede all prior or contemporaneous representations, understandings or agreements, oral or written between such parties, which pertain to the subject matter hereof, and are not included herein. This Agreement may not be changed or modified in any manner except by an instrument in writing duly executed by the authorized officer or representative of each of the parties hereto.

         13. If the closing referred to in the second recital has not occurred on or before January 31, 1998, TVA may cancel this Agreement, and upon any such cancellation this Agreement shall be void ab initio. Transferee and Transferor shall immediately notify TVA in writing when closing occurs.

         14. Except as herein modified, the Contract shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.


                                         TENNESSEE VALLEY AUTHORITY


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------



                                         ANDALEX RESOURCES, INC.


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

                                         HOPKINS COUNTY COAL LLC


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------



                                         WEBSTER COUNTY
                                         COAL CORPORATION


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------


                                   CERTIFICATE

         I, ______________________ certify that I am the Secretary or Assistant Secretary of the Tennessee Valley Authority named above; that _______________, who signed this Agreement on behalf of said corporation, was then _______________ of said corporation; and that this agreement was duly signed for and on behalf of said corporation by authority of its governing body and within the scope of its corporate powers.

         Witness my hand and seal of said corporation this _____ day of January, 1998.


                                         By:
                                            ------------------------------------
                                                      (Corporate Seal)


                                   CERTIFICATE

         I, G. CHRISTOPHER VAN BEVER, certify that I am the Secretary of ANDALEX Resources, Inc. named above; that Douglas Smith, who signed this Agreement on behalf of said corporation, was then President of said corporation; and that this agreement was duly signed for and on behalf of said corporation by authority of its governing body and within the scope of its corporate powers.

         Witness my hand and seal of said corporation this _____ day of _______, 1999


                                         By:
                                            ------------------------------------
                                                      (Corporate Seal)

                                   CERTIFICATE

         I, THOMAS J. DOSTART, certify that I am the Assistant Secretary of Hopkins County Coal LLC named above; that W. Dell Jaggers, who signed this Agreement on behalf of said limited liability company, was then Vice President, of said limited liability company; and that this agreement was duly signed for and on behalf of said limited liability company by authority of its governing body and within the scope of its corporate powers.

         Witness my hand and seal of said corporation this _____ day of January, 1998.


                                         By:
                                            ------------------------------------
                                                      (Corporate Seal)


                                   CERTIFICATE

         I, THOMAS J. DOSTART; certify that I am the Assistant Secretary of Webster County Coal Corporation named above; that W. Dell Jaggers, who signed this Agreement on behalf of said corporation, was then Vice President of said corporation; and that this agreement was duly signed for and on behalf of said corporation by authority of its governing body and within the scope of its corporate powers.

         Witness my hand and seal of said corporation this _____ day of January, 1998.


                                         By:
                                            ------------------------------------
                                                      (Corporate Seal)

                                    EXHIBIT A

                                TABLE OF CONTENTS


                                                                        Page

     Definitions...........................................................2
1.   Contract Term.........................................................3
2.   Quantity..............................................................3
3.   Scheduling............................................................5
4.   Variations, Delays, and Interruptions in Deliveries...................5
5.   Source................................................................8
6.   Price.................................................................9
7.   Sampling and Analysis.................................................9
8.   Adjustment for Quality...............................................12
9.   Quality and Specifications...........................................13
10.  Contract Price Adjustments...........................................16
11.  Remedies.............................................................19
12.  Notices..............................................................21
13.  Shipping Notices.....................................................22
14.  Transportation.......................................................23
15.  Payments, Invoices...................................................25
16.  Weights..............................................................26
17.  Contract Administrator/Contracting Officer...........................28
18.  Disputes.............................................................28
19.  Clean Air Act and Other Environmental Retirements....................29
20.  Contract Components..................................................30
     Exhibit I..............................................................

                                                           CONTRACT 95B05-129559


                     CONTRACT FOR PURCHASE AND SALE OF COAL


         THIS AGREEMENT, is made and entered into this 31st day of January, 1995, by and between TENNESSEE VALLEY AUTHORITY, a corporation organized and existing under an Act of Congress (hereinafter called "TVA"), and Andalex Resources, Inc. (hereinafter called "Contractor").


                              W I T N E S S E T H:

         In consideration of the mutual covenants hereinafter stated, the parties hereto agree as follows:

               Definitions: "Contract Year" shall mean a twelve-month period commencing with the first day of the calendar month in which the Delivery Commencement Date (as hereinafter defined) occurs.

               "Delivery Commencement Date" shall be that date set forth in
Section 1 hereof for commencement of deliveries. Such date may be changed only by supplement to this contract that expressly refers to the term "Delivery Commencement Date." The actual date of commencement of deliveries shall not affect the Delivery Commencement Date.

               "Contract Quarter" shall mean any of the four quarters of a Contract Year.

               "Contract Administrator" shall be that TVA representative designated to administer the contract on behalf of TVA. This TVA representative is identified in Section 12, Notices.

               "Destination Plant" shall mean that TVA fossil-fired power plant designated in the Request for Proposals under which this contract was awarded or such other destination as TVA may elect under Subsection 14.g. of this contract.

         1. Contract Term: Delivery Commencement Date shall be July 1, 1995, and deliveries shall continue for five (5) contract years unless terminated by agreement or as otherwise provided herein.

         2. Quantity:

               a. Subject to TVA's right to reduce or increase quantities to be delivered, as hereinafter provided, the quantity of coal to be sold and purchased hereunder during each Contract Year shall be ****** nominal tons, which shall be divided into four (4) equal amounts to determine the quantity of coal to be delivered per Contract Quarter; provided, however each Contract Quarter TVA may either increase or decrease such purchases from Contractor by an amount up to ****** of the quantity of coal per Contract Quarter by giving at least thirty (30) days' written notice prior to the beginning of each Contract Quarter (said nominated quantity being hereinafter referred to as the "Nominated Quarterly Quantity"). Such notice shall also indicate the quantities to be delivered each month for the Contract Quarter. In establishing such monthly quantities, subject to meeting the Nominated Quarterly Quantity, TVA may elect as much as ****** of the Nominated Quarterly Quantity or as little as ****** of the Nominated Quarterly Quantity to be delivered in any one month by providing notice in accordance with this Section 2.a.

                  TVA shall not be required to accept any quantity of coal shipped during a month that is in excess of the total monthly amount scheduled, but if TVA accepts such excess quantity of coal, TVA may, upon written notice to Contractor, require that such excess amount be deducted from the quantities to be shipped during the following or subsequent month(s).

                  This contract is not and shall not be construed as a contract for all of TVA's coal requirements for the Destination Plant. TVA reserves the right to purchase coal from other suppliers in any amount during the term of this contract.

               b. Notwithstanding the provisions of a. above, if generation of electricity at the Destination Plant is curtailed or interrupted for a period of one week or more as a result of the operating requirements of TVA's integrated electric generating system, including considerations of economic dispatch of TVA's generating units, TVA may, from time to time, direct Contractor to (i) suspend deliveries if the electric output of the Destination Plant is interrupted or (ii) reduce scheduled shipments of coal by a percentage equal to the percentage reduction in electric output of the Destination Plant resulting form a curtailment. Such suspension or reduction in deliveries may continue as long as generation at the Destination Plant is curtailed or interrupted; provided, however, if TVA continues any such reduction or suspension for more than one hundred eighty (180) days, Contractor may notify TVA in writing of Contractor's intent to terminate this contract ninety (90) days from the date of TVA's receipt of such written notice, and this contract shall, upon the passing of such ninety-day (90-day) period, terminate without further cost or obligation to either party, unless TVA shall have directed resumption of the suspended or reduced deliveries within forty-five (45) days of TVA's receipt of Contractor's notice of termination.

                  Except as provided in the preceding sentence, suspensions or reductions under this subsection shall not affect the enforceability of this contract, and, on termination of the suspension or reduction, shipments shall resume pursuant to the terms and conditions of this contract. Both TVA and Contractor shall be excused from their respective obligations hereunder with respect to deliveries suspended or reduced pursuant to this section and such deliveries shall not be rescheduled for delivery except by mutual consent of the parties.

               c. TVA may exercise the remedies afforded it under Section 11, Remedies, or as otherwise provided by law, in the event Contractor fails to deliver coal as provided in this Section 2 or Section 3, Scheduling; provided, however, in lieu of other remedies, TVA may elect to reschedule for delivery any deficiencies. This rescheduled coal shall be delivered in accordance with the provisions of this contract and at the price in effect at the time during which such deficiencies occurred.

         3. Scheduling:

               a. TVA shall provide Contractor with a monthly shipment schedule indicating the dates and quantities of coal to be delivered to TVA consistent with TVA's Nominated Quarterly Quantity and the requirements of Subsection 2.a. Such schedule will be provided by TVA no later than fifteen (15) days prior to the beginning of the affected month. Contractor shall deliver all coal in accordance with such schedules. Provided Contractor provides at least one hundred fifty (150) days' notice to TVA of the holiday and vacation periods for its sources, TVA shall not schedule deliveries during such periods, unless such deliveries are critical to the prudent operation of the plant(s) during such periods.

                  TVA maintains the right to coordinate all deliveries under this contract and others for purposes of establishing a uniform daily delivery schedule for placement at TVA plants.

               b. Whether TVA or Contractor contracts for transportation services necessary to transport coal purchased and sold hereunder to the Destination Plant, unless otherwise agreed, it shall be Contractor's responsibility to make timely arrangements for the availability of transportation equipment for moving the coal at the scheduled rate of delivery. Contractor shall be responsible for any demurrage that accrues at the loading point as provided in Section 14. Transportation.

         4. Variations, Delays, and Interruptions in Deliveries:

               a. Time of delivery is of major importance to TVA. Contractor shall immediately notify TVA's Fuel Transportation department of any expected deviation from the delivery schedule established in accordance with Section 2, Quantity, and Subsection 3.a. of this contract and of the cause and extent of deviation, except in the case of variations from schedule of up to ******.

               b. Subject to the conditions hereinafter stated, neither party shall be liable to the other for failure to mine, deliver, take, or unload coal as provided for in this contract if such failure was due to supervening causes beyond its control and not due to its own negligence, and which cannot reasonably be overcome by the exercise of due diligence. Such causes shall include by way of illustration, but not limitation: acts of God or of the public enemy; insurrection; riots; strikes; nuclear disaster; partial or total outages of coal-fired units; floods; accidents; major breakdown of equipment or facilities (including emergency outages of equipment or facilities to make repairs to avoid breakdowns thereof or damage thereto); fires; industry-wide shortages of carriers' equipment; embargoes; orders or acts of civil or military authority; or industry-wide shortages of materials and supplies. Nor shall TVA be obligated to take coal hereunder so long as such causes wholly or partially prevent the unloading, stockpiling, or burning of coal at the plant to which deliveries are consigned at the time the cause occurs, in which case, TVA shall have no obligation to consign deliveries to another plant. Nor shall the refusal of either party to settle a strike on terms other than it considers satisfactory preclude the strike from being considered an excusable cause. TVA shall have the right, but not the obligation, to require Contractor to make up any tonnage not delivered in accordance with this section.

                  Contractor's delays due to delays of its sub Contractors will not be excusable under this provision unless the delay of the sub Contractor was also due to causes beyond the control and without the fault of the sub Contractor, such as the causes listed above. The failure by Contractor or its sub Contractor to obtain and maintain all federal, state, and other regulatory agency coal mining permits, certificates, and licenses shall not excuse Contractor from any obligation under this contract. The provisions of this Subsection b. shall not excuse a party unless such party failing to deliver or take coal shall give written notice to the other of such failure and furnish full information as to the cause and probable extent thereof within ten (10) calendar days after the failure first occurs. In the case of the Contractor, said ten-day (10-day) period shall begin with the day following that on which tonnage first becomes deficient under the established delivery schedule. In the case of TVA, this period shall begin on the day following that on which TVA first fails to take coal duly and properly delivered. Failure to give such notice and furnish such information within the time specified shall be deemed a waiver of all rights under this provision with respect to tonnage scheduled for delivery prior to the date such notice and information are actually furnished.

                  In the event of partial failure to deliver, take, or unload coal which is excusable under this subsection, the parties shall prorate deliveries or receipts of coal in substantially the same proportion based upon contractual commitments, (e.g. a fifty percent (50%) reduction in receiving or production capacity would result in a fifty percent (50%) reduction in scheduled deliveries for each supplier or consumer). However, the parties shall not be obligated to prorate a reduction in receipts or deliveries under coal supply contracts not affected by the failure because they have different modes of delivery or have substantially different quality requirements, or because their scheduled delivery dates are not affected by the failure. During the periods TVA may experience such failures to take or unload coal, Contractor shall be permitted to sell such coal normally intended for TVA. In the case of the period during which Contractor may experience such failures to deliver coal, TVA may purchase replacement coal. The disabling effects of such failures to deliver, take, or unload coal shall be corrected by the party experiencing such failure as soon as and to the extent reasonably practicable.

                  If a party's excused failure to deliver or receive coal in amounts substantially in conformance with the schedule established under Section 2, Quantity, and Subsection 3.a. continues for a period exceeding one-hundred eighty (180) days, the other party may terminate this contract. In the event of such a termination, neither party shall have any further liability to the other except for those liabilities which may have accrued with respect to performance or defaults prior to said termination.

               c. TVA is currently planning to perform certain maintenance/ repairs to the plant(s) during the term of this agreement as set forth in Appendix A. TVA, by providing at least forty-five (45) days' prior written notice to Contractor, shall have the right to refuse any shipments otherwise scheduled for delivery during such maintenance periods and shall have no obligation to accept such shipments at a later time. If TVA is unable to complete the maintenance/repairs to the plant during the period(s) set forth in Appendix A, then TVA's failure to take coal during such extended period shall be excused under Subsection 4.b.

         5. Source:

               a. The source of coal delivered under this contract is of major importance to TVA. The provisions of this contract pertaining to coal quality and quantity requirements, price adjustments, federal and state legislation, and other matters are directly related to the source of coal. As used in this
Section 5, "Source Area" shall mean the total coal reserve areas outlined in the Specific Location Map(s) provided with the Term Coal Proposal; provided, that, within the Source Area, only the area(s), for surfaced-mined coal, or mine opening(s), for underground-mined coal, covered by the mining permit(s) listed in the Term Coal Proposal is an "Authorized Source" of coal for delivery under this contract. The mine area(s) and/or opening(s) located within the Source Area shown on the Specific Location Map(s), but not covered by the mining permit(s) listed in the Term Coal Proposal, may become an Authorized Source under the following procedures as mining progresses and the appropriate permit(s) and license(s) are obtained. Contractor shall notify TVA in writing at least forty-five (45) days in advance of its intention to deliver coal from any additional area(s) or mine opening(s) in the Source Area which is not then authorized. TVA may, if it deems it is in TVA's best interests, authorize such areas, but is under no obligation to do so. TVA reserves the right to require Contractor to furnish any information and/or any guarantees TVA deems necessary bearing on the ability of the source to meet the requirements of this contract and to make that information a part of this contract.

               b. Contractor shall immediately notify TVA in writing of any events affecting the size or location of the Authorized Source(s). All Authorized Sources under this contract shall be in compliance with the Federal Mine Safety and Health Act of 1977, as amended, all state and federal reclamation laws, including the Surface Mining Control and Reclamation Act of 1977, as amended, and regulations issued under such laws. If Contractor fails to comply with this requirement, whether or not coal from such Authorized Source is then being delivered hereunder, TVA may exercise its rights under Section 11, Remedies.

               c. Contractor expressly assumes the risk that the Authorized Source(s) will permit the production of coal in such quantities and of such quality as will meet the requirements of this contract. Coal shall not be delivered from any other source(s), or shipped from any other origin(s), or mined by any other producer(s) or subContractor(s), unless authorized by TVA in writing prior to delivery.

               d. Regardless of the cause of or reason for a request by Contractor to approve a new Authorized Source, TVA shall be under no obligation to approve the tendered source as an Authorized Source, and TVA may withhold its approval on any basis or bases that TVA may deem appropriate, including purely economic considerations.

         6. Price:

               a. TVA shall pay Contractor ****** (hereinafter referred to as the Base Price) f.o.b. railcar at the Cimmaron loadout for each net ton of coal purchased and delivered under this contract, plus or minus such adjustments as herein provided. The Base Price remains constant.

         7. Sampling and Analysis:

               a. The sampling location shall be the Destination Plant unless TVA notifies Contractor in writing that samples will be taken at other locations. TVA shall determine how much coal is to be sampled and the lot size of each sample. Contractor may be present at the taking of samples, but TVA shall be under no obligation to notify Contractor to be present.

               b. Sampling and analysis shall be conducted generally in accordance with the methods described in the latest published edition of the Annual Book of ASTM Standards, volume 05.05. Contractor has observed the sampling equipment and facilities at the Destination Plant or has taken such other steps as Contractor deems appropriate to familiarize itself with such equipment and facilities, and Contractor waives any claim, demand, defense, or objection thereto based on any lack of conformance of such equipment and facilities to the requirements of this Section 7, provided they are properly maintained during the term of this contract.

               c. Analysis data shall be promptly made available to Contractor through access to a computer system or, at TVA's option, such data may be provided by other means. Moisture, ash, and sulfur values shall be reported to the nearest hundredth (.01) of a percent. Heat content in Btu/lb shall be reported to the nearest whole Btu/lb. SO2 content shall be calculated and reported to the nearest hundredth (.01) of a pound.

               d. All samples (except washability samples) collected by TVA shall be divided into at least two parts and put in suitable airtight containers, the first container in each case to be used by TVA, or its designated commercial laboratory, and the second container in each case to be held available by TVA for a period of not less than forty-five (45) days from actual sampling date of the coal by TVA, properly sealed and labeled, to be analyzed if a dispute arises between TVA and Contractor. If Contractor wishes to dispute a sample or analysis, it shall notify TVA in writing within such forty-five day (45-day) period. If Contractor fails to provide such notice of dispute within such forty-five day (45-day) period, Contractor shall be deemed to have waived any claim or defense based on errors or omissions in the sampling or analysis operations as to the affected samples. TVA reserves the right to collect sample(s) of coal delivered for washability analysis at any time. Any such washability sample shall be taken in accordance with the latest annual book of ASTM standards.

               e. Contractor shall also sample and analyze, or obtain services of a third party to sample and analyze, all shipments of coal to TVA under this contract. These analyses shall specify, at a minimum, the total moisture content, the ash content (as-received), the heat content Btu/lb (as-received), and the sulfur content (as-received), and must be electronically transmitted to both the Destination Plant and the Contract Administrator in a format acceptable to TVA. These analyses are required in order to provide information on the contents of coal received by TVA prior to unloading. TVA reserves the right not to unload coal at the Destination Plant until after the appropriate analysis is received. Contractor shall be responsible for any demurrage charges incurred by TVA as the result of Contractor's failure to transmit the analyses when and as required. TVA may reject coal based on these analyses; however, nothing in this Subsection e. shall affect in any way

TVA's rights to appropriate contractual actions and adjustments for quality based on samples collected and analyzed in accordance with Subsections a. and b. of this Section 7.

               f. In the event TVA does not sample at least forty percent (40%) of the tonnage received for a quarterly adjustment, the Contractor's samples shall be used for the quality adjustment(s) for such quarter under Section 8, Adjustments for Quality, provided all Contractor samples for such quarter meet all criteria below:

                    (1) One-hundred percent (100%) of shipments shall have been sampled and analyzed in accordance with the methods described in the latest published edition of the Annual Book of ASTM Standards, volume 05.05.

                    (2) Sample system shall have been bias tested at least every twelve (12) months. The testing procedure and precision must be approved by TVA.

                    (3) Sample analysis and other data required by TVA to match data with shipment shall be provided to TVA in a format approved by TVA.

                    (4) The lot size for each sample shall be by barge for barge coal, by trainload for rail coal, and by daily delivery for truck coal.

                    (5) Analysis for each sample shall have been received by TVA by electronic data interchange within seven (7) days of collection of said sample.

                    (6) The sampling system shall be located in an area acceptable to TVA such that the sample collected for shipment is collected only from coal that is loaded for said shipment.

               If TVA samples ten percent (10%) or more but less than forty percent (40%) of the tonnage received, and if any of Contractor's samples for the affected quarter do not meet all of the above criteria, TVA samples shall be used for said quarterly adjustment(s). If TVA samples less than ten percent (10%) of the tonnage received and any of Contractor's samples do not meet all of the above criteria, no adjustment for quality will be made for said quarter.

         8. Adjustment for Quality:

               a. As used in this Section 8, a "Quarterly Average Value" shall mean the weighted average value of the appropriate quality component determined from all samples collected in accordance with Subsections 7.a. and 7.b. during a calendar quarter based, at TVA's election, on the tonnage, number of railcars, or barges represented by the samples.

               b. For the coal accepted in each calendar quarter, an adjustment, calculated to the nearest cent per ton and using the Base Price, shall be applied to the contract price to account for variations in the Quarterly Average Value for as-received Btu/lb compared to the Guaranteed Specification for as-received Btu/lb. This adjustment shall in no way be affected by contract price adjustments under Section 10, Contract Price Adjustments hereof. (See
Exhibit I for example of calculations.)

               c. For the coal accepted in each calendar quarter, an adjustment, calculated to the nearest cent per ton at a rate of ****** per ton for each percentage point the Quarterly Average Value of ash (on a dry basis) exceeds the Guaranteed Specification for ash. The calculation shall be prorated to cover any fractional percentage (see Exhibit I for example of calculations).

               d. As soon as practicable after the end of each calendar quarter, TVA shall submit to Contractor a report showing the Quarterly Average Values and any adjustments determined under this Section 8 of the contract. The number of tons of coal received by TVA which are subject to adjustment shall be multiplied by said adjustments, and any resulting amount shall be paid promptly (or credited to the extent of any offsetting debit) to the party to whom it is due. The assessment of adjustments in accordance with the foregoing does not in any way impair TVA's rights under the contract or at law with respect to any failure by Contractor to meet the Guaranteed Analysis that gives rise to such adjustments.

         9. Quality and Specifications:

               a. Contractor guarantees that all coal delivered under this contract shall conform to the following specifications as determined by sampling and analyses performed in accordance with Section 7, Sampling and Analysis:

                                                    Guaranteed      Suspension/Rejection
                                                  Specifications       Specifications
                                                  --------------    --------------------

Total Moisture                   Not more than        ******    %          ******       %
                                                  --------------    --------------------

Sulfur (as-received)             Not more than        ******    %          ******       %
                                                  --------------    --------------------

Sulfur (as-received)             Not less than        ******    %          ******       %
                                                  --------------    --------------------

Ash (dry)                        Not more than        ******    %          ******       %
                                                  --------------    --------------------

Btu/lb (as-received)             Not less than        ******               ******
                                                  --------------    --------------------

               b. The coal as-received shall have a top size not greater than ****** or less than ******, with at least ****** of the product larger than ******, and with at least ****** of the product larger than ******. Such sizes shall be determined by using screens with square openings. Coal shall not exhibit a temperature in excess of ******, and it shall be substantially free from mining impurities and scrap such as drill bits, pieces of scrap metal or plate, plastic, rubber, rope, cloth, wire, cable, bone, slate, earth, rock, pyrite, wood, or water, which can be kept out or removed with the exercise of reasonable care during mining and loading. It shall be loaded in a manner that will ensure reasonably uniform consistency as to size and quality and shall not contain slurry pond material (washer tailings), gob pile material (mine refuse), petroleum-coke, oxidized coal or blends of such materials, or create excessive amounts of dust during the unloading and transferring to storage.

               c. Contractor guarantees that all coal delivered under this contract shall conform to the following Washability Specifications determined by sampling and analyses performed in accordance with Section 7, Sampling and
Analysis:

                                                        Washability
                                                       Specifications
                                                       --------------

Lbs. of SO(2) per million Btu (1)     Not more than        ******
                                                       --------------

Sulfur (dry)                          Not more than        ******    %
                                                       --------------

Sulfur (dry)                          Not less than        ******    %
                                                       --------------

Ash (dry)                             Not more than        ******    %
                                                       --------------

Btu/lb (dry)                          Not less than        ******    %
                                                       --------------

Volatile Matter (dry)                 Not less than        ******    %
                                                       --------------

Chlorine (dry)                        Not more than        ******    %
                                                       --------------

Btu Recovery                          Not less than        ******    %
                                                       --------------

Product Yield                         Not less than        ******    %
                                                       --------------

Gindability (Hardgrove Index)         Not less than        ******
                                                       --------------


Ash fusion temperature reducing atmosphere


        Initial                       Not less than        ******    o
                                                       --------------
        Softening                     Not less than        ******    o
                                                       --------------
        Hemispherical                 Not less than        ******    o
                                                       --------------
        Fluid                         Not less than        ******    o
                                                       --------------
        Fluid                         Not more than        ******    o
                                                       --------------

Specific Gravity                                           ******
                                                       --------------

(1) at ******

               d. If any coal (barge, trainlot, or daily delivery for trucks) delivered fails to meet the Suspension/Rejection Specifications of Subsections 9.a., or the requirements of Subsection 9.b. on the basis of visual inspection or laboratory analysis, TVA may reject the coal at the source, loading point, or Destination Plant. TVA's acceptance of any amount of coal which does not meet these requirements shall not constitute a waiver of any right which TVA may have under this contract or as provided by law on account of the delivery of such coal. Any such coal accepted shall be assessed liquidated damages at the rate of ****** per ton plus any additional adjustments resulting from its inclusion in determining the quarterly average values. In case of rejection of any coal in accordance with this section, TVA will immediately notify Contractor of the rejection and of the cause of rejection. In the case of coal rejected after loading, unless the cause for rejection is corrected,

Contractor shall promptly remove the coal from the carrier's equipment or from TVA premises, as the case may be, at Contractor's expense. Contractor shall reimburse TVA for any additional transportation costs, demurrage, equipment repair costs, or handling expenses incurred by TVA in connection with any such rejection. TVA shall not be under any obligation or liability to assist Contractor in any corrective actions required to remedy the cause for rejection.

               e. If any coal (barge, trainlot, or daily delivery for trucks) delivered fails to meet the Suspension/Rejection Specifications stated in Subsection 9.a, the requirements of Subsection 9.b, or the Washability Specifications in Subsection 9.c, TVA shall have the right to refuse to accept further deliveries from any or all mine sources authorized under the contract until Contractor provides assurance satisfactory to TVA that Contractor will comply with the requirements of Subsection 9.a, b, and c. Such assurance must be given in writing within seven (7) days after the beginning of such suspension. If Contractor (1) fails to provide such assurance within the time specified, (2) provides such assurance but does not correct the deficiencies that resulted in the breach of Subsection 9.a. or Subsection 9.b. within seven (7) days after giving such assurance, or (3) fails on two (2) occasions in any twelve (12) month period to meet the Washability Specifications set forth in Subsection 9.c, TVA may then terminate Contractor's right to make further deliveries under this contract. Contractor shall be responsible for all costs or damages incurred by TVA resulting from Contractor's failure to comply with the contract requirements. Damages or excess reprocurement cost may be determined in accordance with Section 11, Remedies.

               f. If the normal operations in conformance with the design capabilities of the Destination Plant cannot be accomplished with the coal delivered hereunder, although the coal complies with the quality and size requirements of this Section 9, TVA may then terminate Contractor's right to make further deliveries, and this contract shall be canceled without further obligation or liability to either party. In the event of such a termination, the Contractor may be given a reasonable opportunity to remedy the cause for termination, which may include the offer of replacement coal. However, TVA is not obligated to accept offers of replacement coal.

         10. Contract Price Adjustments:

               a. Effective the first day of the second Contract Year and each such first day of each Contract Year thereafter, the then current adjusted price of coal shipped under this contract will be increased by ****** of the Base Price specified in Section 6, Price, as such price may be modified under Subsections d. or e., below.

               b. (1) In the event of enactment or amendment, after the proposal closing date for the requisition under which this contract was awarded (or in the case of establishment of a new Base Price under Subsections d. or e., below, after the effective date of such new Base Price), of a federal or state statute that assesses on a per ton basis a tax, fee, or other similar charge on the coal delivered hereunder ("Law Changes"), Contractor shall notify TVA of such Law Changes and supply from its records information satisfactory to TVA showing the effect, if any, of these Law Changes upon the cost per ton of furnishing coal under this contract. If a Law Change increases Contractor's cost of providing coal to TVA, a contract price increase shall be made by TVA for such Law Changes effective on the later of (a) the date TVA receives Contractor's notice of the Law Change or (b) the date Contractor's cost of providing coal is increased by the Law Change. If a Law Change decreases Contractor's cost of providing coal to TVA, a price decrease shall be made by TVA for such Law Change effective on the date such Law Change could be utilized to reduce Contractor's costs whether or not Contractor actually reduces such costs on such date. This Section 10.b.(1) does not apply to (i) promulgation or amendment of rules and regulations except to the extent such promulgation or amendment results from a Law Change, or (ii) to implementation of statutes or amendments to statutes that are enacted on or before the proposal closing date as described above.

                  (2) If (i) a price adjustment requested by Contractor under this Subsection b. would result in a contract price increase exceeding ****** of the Base Price, or (ii) a combination of price adjustments under this Subsection
b. and any other provision of this contract that collectively come into effect during any one-year period would result in a contract increase exceeding ****** of the Base Price, then TVA may, at its sole discretion, terminate the contract upon sixty (60) days' written notice given after such an adjustment(s) is requested by Contractor.

               c. The increase or decrease under each subsection shall be calculated separately to the nearest one-tenth (1/10) cent per ton. Any changes (including a recalculation of a previously granted tentative price adjustment) considered applicable by Contractor shall be reported to TVA by Contractor with appropriate data necessary to verify the change. Contractor must furnish such supporting evidence as may be requested by TVA. A request for a price adjustment considered applicable by Contractor must be submitted to TVA with appropriate documentation within one hundred eighty (180) days of the date Contractor incurs a cost change. Failure to do so shall constitute a waiver of Contractor's right to any upward adjustment. No items of adjustment shall be duplicated or included under more than one of the adjustment provisions. Any overpayment made under these provisions may be deducted from any amounts otherwise due Contractor.

                  Contractor agrees that, in the event TVA reimburses Contractor under this Section 10 for a cost incurred by Contractor and it is later determined that Contractor is entitled to recover such cost from a third party, at TVA's request Contractor shall use its best efforts to recover such cost and upon such recovery shall reimburse TVA for amounts previously paid by TVA based on said cost. Reasonable costs incurred by Contractor in pursuing such recovery at TVA's request shall be reimbursed by TVA; provided that where Contractor and/or other purchasers from Contractor also receive a benefit from pursuing such recovery, the cost thereof shall be equitably shared.

               d. If at any time TVA determines that the adjusted price in effect under this contract exceeds by ****** or more the Fair Market Price for coal under agreements similar to this contract with respect to term, quality, and quantity, TVA may reopen this contract for the purpose of establishing a new price which does not exceed the Fair Market Price. The determination of Fair Market Price for the purpose of invoking this provision shall be made by TVA based on available pricing information with respect to Transactions and Offers, as hereinafter defined. In the event TVA invokes this provision, both parties will, in good faith, attempt to renegotiate the contract price to Fair Market Price within thirty (30) days of TVA's notification.

                  If the parties fail to reach agreement within said 30-day period, a new price will be determined under this contract through arbitration. A panel of three (3) arbitrators shall be appointed consisting of one (1) arbitrator appointed by each of the parties and the two (2) arbitrators so chosen appointing a third disinterested person to act as chair of the panel of arbitrators. In the event the two (2) arbitrators cannot agree upon a third arbitrator, the third arbitrator shall be selected by the parties from a list of arbitrators furnished by the American Arbitration Association. If the parties cannot agree on the third arbitrator from such list within ten (10) days after receipt of the list, the third arbitrator shall be selected by the American Arbitration Association from such list.

                  The panel of arbitrators shall determine the per ton Fair Market Price of coal scheduled for delivery hereunder, taking into consideration Transactions entered into and Offers made during the 90 days preceding the date of TVA's notice. "Transactions" and "Offers" shall mean transactions and offers for sale and purchase of coal of quality comparable to that to be supplied hereunder, which coal is to be supplied during the period for which the redetermined price is to be effective, in quantities and under terms and conditions substantially similar to those of this contract. The arbitrators shall also consider reasonably probable conditions of the market for coal of this quality and quantity during that period and other pertinent information as they may deem necessary. As soon as practicable, the arbitrators shall report the per ton Fair Market Price as agreed by at least two (2) of them and said Fair Market Price shall become the contract price retroactive to the date determined by the arbitrators as appropriate. If at least two (2) of the arbitrators cannot agree, the arbitrators shall report as the determined price, the median of the three (3) prices as fair market by the respective arbitrators, and the median price so reported shall become the Base Price effective as of the date of TVA's notice. Contractor and TVA shall equally share the cost of arbitration.

               e. In the event TVA's transportation cost for shipment of coal delivered hereunder increases during any one-year period at a rate greater than ****** of the transportation cost in effect at the time of contract award, TVA may terminate the Contractor's right to proceed under this contract without further obligation or liability to either party hereunder or at law by giving Contractor sixty (60) days' advance notice of such cancellation any time within one year after TVA begins incurring such cost increase. However, in lieu of termination, Contractor may elect to reduce the Base Price of coal to cover the increased portion of the transportation cost above the aforementioned limit, in which case the contract shall remain in full force and effect. Contractor's election must be set forth in writing within thirty (30) days of TVA's notice of termination. Such election by Contractor shall be irrevocable and binding for that increase and, shall be effective as of the date of notification by TVA of the cost increase. TVA may invoke the provisions of this Subsection e. each and every time its costs exceed the limit set forth above.

         11. Remedies:

               a. This Subsection 11.a. does not apply to a situation where another contract provision provides a different procedure, such as Subsection 9.e. If TVA in good faith believes that Contractor has failed to comply with any term or condition of this contract, the Contract Administrator shall give Contractor oral notice, to be followed by written confirmation, of any such violation.

                  (i) If Contractor fails to correct a curable contract violation within seven (7) days of first notice, TVA shall have the right to suspend Contractor's right to make further deliveries until Contractor provides adequate assurance to TVA that Contractor will comply with all provisions of this contract, such assurance to be given in writing within seven (7) days after such suspension. If Contractor fails to provide such adequate assurance within the time specified or timely provided such assurance but Contractor does not correct the curable contract violation(s) within seven (7) days after giving such assurance, TVA shall have the right, but not the obligation, to terminate Contractor's right to make further deliveries under this contract.

                  (2) In the case of a contract violation by Contractor that is not curable (including, but not limited to, violations of Section 5, Source, of this contract, or of Section 6, Officials Not to Benefit of the General Long-Term Contract Conditions), upon providing notice as described above, TVA shall have the immediate right, but not the obligation, to terminate or suspend for up to thirty (30) days, Contractor's right to make further deliveries under this contract. If TVA suspends Contractor's right to make further deliveries, then, upon expiration of said thirty (30-day) period, TVA shall either direct Contractor to continue performance of this contract or terminate Contractor's right to make further deliveries.

               b. Contractor shall be responsible for all costs or damages incurred by TVA resulting from Contractor's failure to comply with the contract requirements. TVA may, at its option, purchase in the open market or by contract or otherwise procure coal to replace all or any part of that which the Contractor has failed to deliver, or that as to which its right to deliver was terminated or suspended. Except as provided in Section 4, Variations, Delays, and Interruptions in Deliveries Subsection b., Contractor shall be liable to TVA for the excess cost occasioned by such purchase(s) and any other loss or damage caused by Contractor's breach of the contract, including, but without limitation to, liability incurred by TVA with respect to the transportation or other handling of the coal. In the alternative, TVA may determine the loss or damage sustained by Contractor's breach of contract by other methods as provided by law. In addition to all other means of recovery, TVA may deduct any such excess costs and damages from any amount otherwise due Contractor.

               Unless TVA determines that the following method of calculating damages is not practical and TVA notifies the Contractor in writing that TVA's damages will be calculated in some other commercially reasonable manner, (1) such part of the highest priced coal (of comparable quality under one or more contracts) which TVA purchases at the next awarding of term or spot contracts for delivery to any fossil plant in the TVA system as would be required to replace coal which was scheduled for delivery under this contract after the date the Contractor's right to make deliveries under this contract was terminated shall be deemed to have been purchased as replacement coal for Contractor's account; and (2) for unexcused deficiencies occurring before termination or contract expiration, such part of the highest priced coal (of comparable quality under one or more contracts) for which TVA awards spot contracts in the week following each such deficiency, for delivery to any plant in the TVA system, as equals the quantity of Contractor's deficiency shall be deemed to have been purchased as replacement coal for Contractor's account. If no spot coal was purchased before contract termination or expiration, TVA shall determine damages for all unexcused deficiencies in the manner provided in item (1) above, whether such deficiencies accrued before or after termination or expiration.

               c. If TVA suspends or terminates Contractor's right to make further deliveries hereunder or under any other provision of this contract and such suspension or termination is finally determined in accordance with Section 18, Disputes, to have been improper, then Contractor's sole remedy for such improper termination or suspension shall be to require rescheduling of all coal Contractor was prevented from delivering due to such termination or suspension, such coal to be rescheduled for delivery on dates acceptable to both parties, but in any event not later than contract expiration. The price to be paid for such rescheduled coal shall be that in effect at the time of delivery.

         12. Notices: Unless otherwise provided for in the Agreement, any contractual notice required to be given to either party shall be deemed duly given by registered, certified, or first-class mail, telecopy or telegram, to the intended party at the following address or at such changed address as may from time to time be designated in a notice similarly delivered or mailed. Except as expressly provided herein, any notice shall be deemed to have been given when sent. Communications by telecopy, or telegram shall be confirmed by depositing a copy of the same in the post office for transmission by registered, certified, or first-class mail in any envelope properly addressed as follows:

               In the case of Contractor to:

                               Mr. Darrell Mahone

                             Andalex Resources, Inc.
                        9300 Shelbyville Road, Suite 1200
                           Louisville, Kentucky 40222


               In the case of TVA to:

                     Ms. Tammy Quinn, Contract Administrator

                           Tennessee Valley Authority
                                  Fossil Fuels
                            1101 Market Street, LP 5G
                        Chattanooga, Tennessee 37402-2801

         Either party may, by written notice to the other, change the representative or the address to which such notices and communications are to be sent.

         13. Shipping Notices:

               a. For all rail-delivered coal Contractor shall forward to the Plant Manager a daily notification, in duplicate, as to coal shipped. This shipping notice must include the contract number, traffic control numbers, railcar numbers, origin, name of mine, size of coal, shipping date, and approximate date of arrival. In addition, Contractor must complete the bill of lading (provided by TVA), and forward this document to the railroad and plant for proper identification. TVA shall have the right to require Contractor to transmit all of the above-referenced information via electronic data transfer direct to TVA's computer system.

               b. For all barge-delivered coal Contractor shall forward to the individual named in the consigning instructions, Plant Manager, and Terminal Supervisor, if applicable, a daily notification, in duplicate, as to coal shipped. This shipping notice must include the contract number, barge numbers, origin, name of mine, size of coal, shipping date, and approximate date of arrival. TVA shall have the right to require Contractor to transmit all of the above-referenced information via electronic data transfer direct to TVA's computer system.

               c. Contractor must take whatever steps are necessary to ensure that shipping notices arrive at the plant prior to delivery of the coal. The plant will not unload coal until a correct shipping notice is received and Contractor will be responsible to carrier or TVA for any demurrage charges resulting from delays due to late notification.

               d. By 10:00 a.m. Eastern Time each Monday, Contractor must forward by fax a shipping notice to the Contract Administrator. This shipping notice shall include the contract number, release number, tonnage shipped by day, and mine name. If TVA's weights govern, estimated weights are satisfactory. Any difference from the schedule established by TVA pursuant to Section 3 must be explained.

         14. Transportation:

               a. TVA reserves the right to specify reasonable limitations on the type and size of transportation equipment, the method of transportation (including trainload lots and bargeload lots where lots are necessary to provide the lowest transportation rate possible), and the exact routing to be used even though transportation charges are prepaid. TVA may reject any shipment made in disregard of such specifications. If the contract is awarded upon the basis of a price or prices which include transportation charges in whole or in part to destination (f.o.b. destination contract), title to the coal (except in the case of accelerated payments to Small Coal Operators) and risk of loss and damage shall remain with Contractor until delivery in acceptable condition by the carrier at destination.

               b. For all coal to be delivered hereunder, it shall be Contractor's responsibility to furnish loading devices which shall be suitable and fit for the purpose contemplated in this contract. Contractor shall be governed by carrier's instructions regarding the height and distribution of the load, weight of cargo, and other instructions which carrier deems necessary for safe transportation. Contractor shall allow carrier's inspection of loaded equipment to assure compliance with carrier's loading instructions.

               c. For all coal purchased, it shall be Contractor's responsibility to visually inspect the transportation equipment prior to each loading and ascertain that the equipment is empty and suitable for loading. Any equipment found mechanically unsound for loading or contaminated with material shall not be loaded. Contractor shall be responsible for all costs incurred by TVA, including the cost of any coal lost in transit, resulting from Contractor's failure to exercise such diligence.

               d. For all coal purchased for delivery by rail, whether f.o.b. railcar or f.o.b. destination fossil plant, Contractor shall be responsible for loading each car to the appropriate capacity as required by the rail carrier. In addition, each trainload shipment tendered under this contract shall be loaded to the minimum trainload weight as required by the rail carrier. Contractor's account will be charged with any penalties assessed to TVA because of Contractor's failure to observe any minimum weight loading requirements. The gross weight of each car shall not exceed the maximum allowed by the carrier. If cars are found to be loaded in excess of such maximum, it shall be Contractor's responsibility to correct the load at Contractor's expense, including but not limited to, Contractor's payment to the carrier of a per car switching charge, as well as any demurrage charges which may accrue while the car or cars await correction in load.

               e. For all coal to be delivered hereunder, whether f.o.b. origin or f.o.b. Destination Plant, Contractor shall be responsible for any demurrage that accrues at any loading point as a result of Contractor or its sub Contractors not being prepared to load the coal as scheduled. The carrier shall invoice Contractor and Contractor shall pay said carrier for all origin demurrage charges which accrue at the loading point(s). TVA has contracted for the transportation services, the free time and demurrage requirements are set out in CSX's Tariff CSXT 8200-E, as amended from time to time.

               f. The explicit obligation of this contract is that it will be performed in accordance with all applicable laws. Therefore, transportation of coal by Contractor to barge or rail loading facilities or, if applicable, to the Destination Plant shall comply with applicable highway laws and regulations governing the weight of vehicles. If any Contractor fails to comply with such laws or regulations, TVA shall have the same rights provided under Section 9, Quality and Specifications, for failure to meet the requirements thereof, including but not limited to the right to reject coal delivered in overweight trucks. To insure compliance with this provision and to help protect the roads and highways, TVA may require that Contractor furnish a copy of the "certified" truck weight ticket. Regardless of the actual weight of any truck coal received, the maximum gross weight that can be recorded for a single truck will be limited to the applicable maximum weight enforced by law. Any weight exceeding that maximum weight may be deducted from the total weight of coal used for payment purposes.

               g. TVA reserves the right to ship to any plant any coal purchased f.o.b. any shipping point. For coal purchased f.o.b. any plant or shipping point, TVA may from time to time direct deliveries to any other plant or shipping point, and if such deliveries cause an increase or decrease in the transportation cost borne by Contractor in performing this contract, an adjustment shall be made in the contract price to reflect the changes in such cost. In addition, for coal purchased f.o.b. railcar and/or f.o.b. barge, TVA may, by giving prior written notice to Contractor as soon as possible but not later than thirty (30) days in advance, change the transportation mode of delivery.

         15. Payments, Invoices: Payments under this contract are subject to the provisions of the Prompt Payment Act (31 U.S.C. Sections 3901-3907). Payments as are provided for in the contract or by law will be made by check or Electronic Fund Transfer (EFT) if a participation agreement has been established between TVA and Contractor. Except as provided for under TVA's Small Coal Operators Assistance Program, EFTs will be made not more than thirty-four (34) calendar days, and checks will be mailed not more than thirty (30) calendar days, after the later of (1) receipt of a proper invoice(s) by TVA at the Accounts Payable Department, P.O. Box 15500, Knoxville, Tennessee 37901-5500 or (2) receipt and unloading of the coal at TVA's fossil plants. In preparing invoices, Contractor shall multiply the number of tons delivered by the Base Price applicable at the f.o.b. point of delivery plus or minus any adjustments that have been made effective under contract provisions.

             For purposes of this provision only, "proper invoice " shall mean a numbered and dated invoice containing the complete name of Contractor, agent's name (if any), contract number, breakdown code, total amount due, correct weights (as defined below), traffic control number, shipping date, mine at which the coal was produced, together with any documentation required to be submitted therewith by any other provision of the contract.

         16. Weights:

               a. Unless TVA determines circumstances require determination by other methods, all coal delivered to destination by barge shall be weighed by TVA on belt scales which are maintained and periodically calibrated by TVA or third parties for accuracy.

               b. Where at TVA's election coal is weighed by Contractor at origin, Contractor shall notify TVA immediately upon the occurrence of inaccurate weighing or absence of actual weighing. Contractor shall certify such notification in writing to TVA within seven (7) working days of the date of each such occurrence. Such certification shall identify each affected coal shipment by contract number, breakdown code, shipping point, traffic control number, shipping date, and car or barge number(s). Contractor's account shall be adjusted for any coal inaccurately weighed, or not weighed, and by the amount of the carrier's weighing charge in effect at the time of shipment.



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

Such adjustment to be made at whatever time such occurrence(s) becomes known to TVA. In the absence of scale weights from Contractor, TVA and Contractor will mutually agree by what means the weight of coal delivered hereunder shall be determined. Contractor shall reimburse TVA for any cost or expense charged to or incurred by TVA as a result of the absence of appropriate scale weights from Contractor. While TVA may not undertake to weigh all coal received, it may at its option, check weigh any coal received. In the event billed (invoiced) weights vary from TVA weights by more than one and one-half percent (1-1/2%), TVA's weights will govern.

                  If TVA has elected to have Contractor weigh the coal pursuant to Subsection b., scale tests shall be performed more often than quarterly when requested by TVA. TVA shall be responsible for the cost of additional requested tests unless the results thereof show that the scale failed to conform to certification standards, in which event Contractor shall be responsible for such costs. The aggregate weights determined during any payment period shall be acceptable as the quantity of coal sold and purchased during such period for which invoices are to be rendered and payments to be made.

                  TVA shall have the right to have a representative present at any and all times during TVA loadings to observe determination of weights. If TVA should at any time question the accuracy of the weights thus determined, TVA shall so advise Contractor and Contractor shall permit TVA's representatives to test Contractor's weighing devices or methods. If such tests show the weighing devices to be in error, or if the weighing devices otherwise are determined to be in error, the weighing devices shall be adjusted to an accurate condition. In the event TVA and Contractor are unable to agree upon such tests and adjustments, or the devices or methods thereof, the weighing devices and methods shall be tested and adjusted to a condition of accuracy by a qualified third party, mutually chosen by TVA and Contractor, and the cost of the testing and adjusting by such third party shall be shared equally by TVA and Contractor.

                  If Contractor's weighing devices or methods are determined be in error over 0.5%, an appropriate adjustment shall be made to the affected weights and related invoices and payments. Such adjustments shall be made retroactively to a date midway between the date on which the



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weighing devices were last tested and calibrated and the date on which the inaccuracy in weighing methods or devices was first questioned and prospectively until the date on which the weighing methods and devices are corrected.

               c. All scales used to determine the governing weight of coal shall be maintained and operated in accordance with the National Institute of Standards and Technology Handbook 44.

         17. Contract Administrator/Contracting Officer: The Vice President of Fuel Supply and Engineering has designated the Contract Administrator who administers this contract for TVA as his/her duly authorized representative to act on behalf of TVA for all purposes in the administration of this contract, such designation to continue until revoked or modified by the Vice President of feel Supply and Engineering. The Contract Administrator shall serve as TVA's "Contracting Officer" with respect to matters arising under terms of this contract that provide for action by the Contracting Officer

         18. Disputes:

               a. This contract is subject to the Contract Disputes Act of 1978, Public Law No. 95-563, 92 Stat. 2383 ("the Act"), and TVA's implementing regulations published at 18 C.F.R. pt. 1308 as they may be amended from time to time.

               b. Any dispute relating to this contract, whether arising before or after completion of performance, including disputes as to alleged violation or breach thereof, which is not settled or disposed of by agreement of the parties shall be decided by the Disputes Contracting Officer (who shall be appointed by the TVA Vice President of Fuel Supply and Engineering) on the basis of the contract file and any other facts which he/she may deem pertinent. Any claim by Contractor shall be submitted in accordance with the Act and TVA's implementing regulations. The Disputes Contracting Officer shall reduce his/her decision to writing and promptly mail or otherwise furnish a copy thereof to Contractor. Within ninety (90) calendar days from the receipt of such copy, Contractor may appeal to the TVA Board of Contract Appeals by mailing or otherwise furnishing the Disputes Contracting Officer a written notice of appeal. Following the filing of a notice of



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appeal, the TVA Board of Contract Appeals shall arrange for the decision of the appeal in accordance with the Act and TVA's implementing regulations. The decision of the TVA Board of Contract Appeals on any question of law shall not be final or conclusive, but the decision on any question of fact shall be final and conclusive, unless determined by a court of competent jurisdiction to have been fraudulent, or arbitrary, or capricious, or so grossly erroneous as to necessarily imply bad faith, or not supported by substantial evidence.

               c. In lieu of an appeal to the TVA Board of Contract Appeals from the decision of the Disputes Contracting Officer, Contractor may bring an action against TVA directly on the claim in a United States District Court with proper jurisdiction and venue pursuant to 28 U.S.C. Section 1337. Such an action shall be brought within twelve (12) months from the date of receipt by Contractor of the Disputes Contracting Officer's decision hereunder.

               d. Pending final decision of an appeal, an action, or final settlement, the decision of the Disputes Contracting Officer shall govern the respective rights and obligations of the parties as to the matter in dispute and, if directed to do so in the decision, Contractor shall proceed diligently with the performance of the contract in accordance with the Disputes Contracting Officer's decision; provided, that the decision of the Disputes Contracting Officer shall be final and conclusive and not subject to review by any forum, tribunal, or Government agency, unless an appeal or action is timely commenced as authorized herein.

               e. Contractor agrees that TVA's termination or suspension of Contractor's right to make deliveries under the contract, TVA's withholding of monies due under the contract, or TVA's pursuit of other remedies specifically provided for herein shall not constitute relief under TVA's implementing regulations at 18 C.F.R. part 1308, as to which TVA must initiate the disputes process prior to or after effecting; provided, however, nothing in this Subsection e. shall restrict Contractor from pursuing its right to a Contracting Officer's decision and other relief available pursuant to this Section 18 with respect to any such termination, suspension, withholding, setoff, or other remedy exercised by TVA.



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

         19. Clean Air Act and Other Environmental Retirements: In the event of enactment, implementation, amendment, or enforcement of the Clean Air Act including the 1990 Clean Act Amendments, or any other applicable federal, state, or local air pollution control or environmental law, rule, or requirement which causes the continued use of the coal purchased under this contract to be inconsistent with (i) TVA's air pollution control strategies, as they may be modified for meeting such air pollution control or environmental requirements, or (ii) an administrative or judicial order, TVA may cancel this contract with no further obligation or liability hereunder or at law by giving Contractor ninety (90) days' advance notice of such cancellation. In the case of inconsistency with TVA's air pollution control strategies, the parties will attempt to renegotiate the contract during such notice period to provide for delivery of coal that will be of a quality consistent with TVA's new air pollution control strategies. In the event the parties do not reach agreement on such a renegotiated contract within the 90-day notice period, the cancellation notice given by TVA shall remain in effect and the contract shall terminate at the end of such period. In no event will TVA be obligated to divert deliveries to any alternate coal-fired fossil plant in TVA's system.

         20. Contract Components: The attached Term Coal Proposal; General Long-Term Contract Conditions; Appendix A; Exhibit I; Requirements for Certificate of Procurement Integrity (ID-49B); Requirement for Certificate of Procurement Integrity (ID-50); Subcontracting Plan; and Specific Location Map(s), constitute parts of this contract.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the aforesaid date by their duly authorized representatives.



ATTEST:                                  Contractor:

                                         By:
---------------                             ------------------------------------
                                         Title:
                                               ---------------------------------




ATTEST:                                  TENNESSEE VALLEY AUTHORITY

                                         By:
---------------                             ------------------------------------
                                         Title:
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